Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS THIRD QUARTER RESULTS

ORDERS RISE 65% YTD FOR SYPRIS ELECTRONICS

STRONG DEMAND FROM ELECTRONIC WARFARE AND COMMUNICATIONS MARKETS

LOUISVILLE, KY (November 12, 2025) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended September 28, 2025.

HIGHLIGHTS

●

The Company’s third quarter revenue decreased compared to the prior-year quarter primarily due to the near-term impact of tariffs, which reduced demand from certain transportation-related customers and necessitated the conversion of certain shipments from our facility in Mexico to a value-add only sub-maquiladora.

●	Year-to-date orders for Sypris Electronics increased 65% as compared to the prior year comparable period, driving backlog up 14% from year-end 2024.

●	Backlog for our energy products rose 59% from year-end 2024.

●

During the quarter, Sypris Electronics announced that it had secured follow-on contract awards to manufacture and test electronic power supply modules for multiple high-reliability subsea communication networks, with production currently underway and expected to continue through 2026.

●

Sypris Electronics also announced that it had received a follow-on award to produce and test electronic interface modules for a U.S. Department of War missile weapons system as part of an ongoing modernization program. Production is expected to begin in 2026.

●

During the quarter, the Company completed a sale-leaseback transaction for its manufacturing facility located in Louisville, Kentucky, generating net proceeds of approximately $2.9 million and recognized a gain of $2.5 million.

“The past few months have been demanding, as we navigate the impact of tariffs on the economy and our customers,” commented Jeffrey T. Gill, President and Chief Executive Officer. “While the economic headwinds and disruptions in the quarter had an impact on our results, we continue to focus on operational excellence to drive the timely and efficient execution of the rapidly growing demand at Sypris Electronics. Customer funding has already been secured for a portion of the key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

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Sypris Reports Third Quarter Results

November 12, 2025

“We have experienced a meaningful decrease in demand from customers in some of our transportation-related markets. The combination of tariff concerns and regulatory uncertainty has driven a material reduction of inventory in the supply chain. We believe that this drawdown is nearing an end; however, we expect the replenishment cycle to take hold as we move through the coming year.

“Orders for our energy products remained steady during the period, with open quotes still outstanding on several large projects. Additional opportunities for growth may exist with new global projects to meet increasing LNG demand, including support for the projected steep increase in electricity demand from AI-related data centers. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.”

Third Quarter Results

The Company reported revenue of $28.7 million for the third quarter of 2025, compared to $35.7 million for the prior-year comparable period. Additionally, the Company reported net income of $0.5 million, or $0.02 per diluted share, compared with $0.4 million, or $0.02 per diluted share, for the prior-year period.

For the nine months ended September 28, 2025, the Company reported revenue of $89.6 million compared to $106.7 million for the first nine months of 2024. The Company reported a net loss of $2.4 million compared with a net loss of $1.8 million for the prior-year period. Results for the three and nine months ended September 28, 2025, include a gain of $2.5 million from the sale of assets.

Sypris Technologies

Revenue for Sypris Technologies was $11.5 million in the third quarter of 2025 compared to $19.5 million for the prior-year period. This decline reflects the anticipated cyclical downturn in the commercial vehicle market, the impact of customers adjusting inventory to align with OEM build schedules, and volume reductions related to tariff uncertainty. Furthermore, during 2025, Sypris Technologies began operating under a sub-maquiladora services agreement with one of its customers in Mexico under which the material is consigned to us by the customer instead of being included in the price. This resulted in a revenue decrease of $1.0 million as compared to the prior-year comparable period. Gross profit for the third quarter of 2025 was $0.9 million, or 7.5% of revenue, compared to $3.7 million, or 18.8% of revenue, for the same period in 2024. Gross profit for the third quarter of 2025 was negatively impacted by the decrease in volumes, in addition to an unfavorable mix as compared to the prior-year period.

Sypris Electronics

Revenue for Sypris Electronics was $17.1 million in the third quarter of 2025 compared to $16.2 million for the prior-year period as a result of the ramp up of certain programs during the period. Gross profit for the third quarter of 2025 was $1.2 million, or 6.9% of revenue, compared to $2.3 million, or 14.3% of revenue, for the same period in 2024. Some of the material availability issues experienced over the past have delayed certain customer deliveries and have caused out-of-sequence manufacturing, which increases costs and decreases operational efficiency.

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Sypris Reports Third Quarter Results

November 12, 2025

Outlook

Commenting on the future, Mr. Gill added, “We expect the challenging operating environment to continue into the first part of next year, as impacts from tariffs and macroeconomic conditions drive further uncertainty across our markets. However, with a strong backlog and new program wins, we are confident that our future has the potential to be very positive. We are closely monitoring customer demand and forward-looking signals, and we believe our long-standing track record of resilience will allow us to successfully navigate any headwinds. While we anticipate a decline in revenue due to inventory drawdowns and the conversion of certain shipments from Mexico to the U.S. into a value-add only sub-maquiladora basis, we expect the combined strength of our backlog for Sypris Electronics and robust orders for our energy products to serve as a partial offset.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports Third Quarter Results

November 12, 2025

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	September 28,	September 29,
	2025	2024
	(Unaudited)
Revenue	$28,672	$35,657
Net income	$517	$390
Income per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average shares outstanding:
Basic	22,325	22,088
Diluted	22,863	22,415

	Nine Months Ended
	September 28,	September 29,
	2025	2024
	(Unaudited)
Revenue	$89,606	$106,731
Net loss	$(2,433)	$(1,815)
Loss per common share:
Basic	$(0.11)	$(0.08)
Diluted	$(0.11)	$(0.08)
Weighted average shares outstanding:
Basic	22,251	21,973
Diluted	22,251	21,973

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Sypris Reports Third Quarter Results

November 12, 2025

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$11,534	$19,469	$39,204	$55,660
Sypris Electronics	17,138	16,188	50,402	51,071
Total net revenue	28,672	35,657	89,606	106,731
Cost of sales:
Sypris Technologies	10,664	15,808	34,084	47,229
Sypris Electronics	15,957	13,870	47,521	44,998
Total cost of sales	26,621	29,678	81,605	92,227
Gross profit:
Sypris Technologies	870	3,661	5,120	8,431
Sypris Electronics	1,181	2,318	2,881	6,073
Total gross profit	2,051	5,979	8,001	14,504
Selling, general and administrative	3,789	4,250	11,310	12,876
Operating (loss) income	(1,738)	1,729	(3,309)	1,628
Interest expense, net	385	546	1,068	1,468
Other (income) expense, net	(2,474)	246	(2,085)	781
Income (loss) before taxes	351	937	(2,292)	(621)
Income tax (benefit) expense, net	(166)	547	141	1,194
Net income (loss)	$517	$390	$(2,433)	$(1,815)
Income (loss) per common share:
Basic	$0.02	$0.02	$(0.11)	$(0.08)
Diluted	$0.02	$0.02	$(0.11)	$(0.08)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,325	22,088	22,251	21,973
Diluted	22,863	22,415	22,251	21,973

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Sypris Reports Third Quarter Results

November 12, 2025

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 28,	December 31,
	2025	2024
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,443	$9,675
Accounts receivable, net	9,015	10,593
Inventory, net	57,270	66,680
Other current assets	9,658	11,070
Total current assets	84,386	98,018
Property, plant and equipment, net	15,811	13,299
Operating lease right-of-use assets	7,694	3,749
Other assets	4,577	4,310
Total assets	$112,468	$119,376
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,024	$18,428
Accrued liabilities	35,727	57,639
Operating lease liabilities, current portion	1,053	906
Finance lease obligations, current portion	974	1,507
Equipment financing obligations, current portion	464	481
Working capital line of credit	500	500
Note payable - related party, current portion	2,000	-
Total current liabilities	54,742	79,461

Operating lease liabilities, net of current portion	6,918	3,251
Finance lease obligations, net of current portion	4,101	735
Equipment financing obligations, net of current portion	650	852
Note payable - related party, net of current portion	9,991	8,986
Other liabilities	16,112	6,510
Total liabilities	92,514	99,795
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,051,483 shares issued and 23,029,970 outstanding in 2025 and 23,041,523 shares issued and 23,020,010 outstanding in 2024	230	230
Additional paid-in capital	157,717	156,980
Accumulated deficit	(121,045)	(118,612)
Accumulated other comprehensive loss	(16,948)	(19,017)
Treasury stock, 21,513 in 2025 and 2024	-	-
Total stockholders’ equity	19,954	19,581
Total liabilities and stockholders’ equity	$112,468	$119,376

Note: The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports Third Quarter Results

November 12, 2025

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	September 28,	September 29,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,433)	$(1,815)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,128	2,449
Deferred income taxes	129	39
Stock-based compensation expense	839	660
Deferred loan costs amortized	5	6
Net gain on the sale of assets	(2,506)	-
Provision for excess and obsolete inventory	337	591
Non-cash lease expense	745	898
Other noncash items	373	413
Contributions to pension plans	(219)	(580)
Changes in operating assets and liabilities:
Accounts receivable	1,528	(3,606)
Inventory	9,369	8,642
Prepaid expenses and other assets	1,773	(2,116)
Accounts payable	(4,463)	(3,986)
Accrued and other liabilities	(12,218)	(1,903)
Net cash used in operating activities	(4,613)	(308)
Cash flows from investing activities:
Capital expenditures	(373)	(666)
Proceeds from sale leaseback transaction	2,920	-
Net cash provided by (used in) investing activities	2,547	(666)
Cash flows from financing activities:
Proceeds from equipment financing obligations	-	430
Proceeds from Note Payable - related party	3,000	2,500
Principal payments on finance lease obligations	(1,234)	(1,006)
Principal payments on equipment financing obligations	(266)	(471)
Indirect repurchase of shares for minimum statutory tax withholdings	(102)	(127)
Net cash provided by financing activities	1,398	1,326
Effect of exchange rate changes on cash balances	(564)	(18)
Net (decrease) increase in cash and cash equivalents	(1,232)	334
Cash and cash equivalents at beginning of period	9,675	7,881
Cash and cash equivalents at end of period	$8,443	$8,215

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